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                                                                    EXHIBIT 23.1

                               CRAWFORD & COMPANY
                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Crawford & Company of our report dated February 2, 2004, included in the 2003 Annual Report to Shareholders of Crawford & Company.

We consent to the incorporation by reference in the Registration Statements (Form S-8: Nos. 33-47536, 33-36116, 333-02051, 333-24425, 333-24427, 333-87465,
333-87467 and 333-43740) of Crawford & Company and in the related Prospectuses of our report dated February 2, 2004, with respect to the consolidated financial statements of Crawford & Company incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2003.

                                                       /s/  ERNST & YOUNG LLP

Atlanta, Georgia
March 12, 2004